THIRD QUARTER 2019 EARNINGS CONFERENCE CALL PRESENTATION 1

SAFE HARBOR This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 2

BUSINESS HIGHLIGHTS Q3-2019 Results •Adjusted EBITDA of $17.7 million Consistent •Net income of $8.3 million •$36.7 million cash, restricted cash and cash Performance equivalents Fleet Working Fleet •22 drybulk ships and one barge in owned and controlled fleet Operations Extensive and varied •Operating 50 vessels on average during Q3-2019 •7.4 million tons carried; 122 voyages performed experience for 49 clients 1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, and when applicable, loss on impairment of vessels and certain non-recurring items. 3

DRIVERS OF PERFORMANCE Customer Focus: Long-term, fixed contract employment and recurring business with new and longstanding customers Targeted Business: Specialty tonnage provides superior returns – 16% premium over average market rates in Q3 – 2019 Rate Environment: The Baltic Dry Index average increased quarter over quarter. Baltic Dry Index (1) 2500 2000 1500 1000 500 0 (1) Per reported indices 4

FINANCIAL HIGHLIGHTS • Net income attributable to Pangaea Logistics Solutions Ltd. of approximately $8.3 million for the three months ended September 30, 2019 was in line with the same period last year. • Diluted earnings per share were $0.19 for both three months ended September 30, 2019 and 2018. • Pangaea's TCE rates of $15,915 for the three months ended September 30, 2019 were $2,187 or 16% over comparable market index averages. • Total revenue increased to $118.9 million for the three months ended September 30, 2019, from $95.3 million for the three months ended September 30, 2018. • Adjusted EBITDA increased to $17.7million for the three months ended September 30, 2019, from $16.6 million for the three months ended September 30, 2018. • At the end of the quarter, Pangaea had $36.7 million in cash, restricted cash and cash equivalents. 5

SELECTED INCOME STATEMENT DATA

(in thousands)	Three months ended September 30,		Nine months ended September 30,	
	2019	2018	**2019**	2018
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 103,806**	$ 81,813	**$ 247,088**	$ 233,979
Charter revenue	**15,079**	13,532	**34,632**	37,162
	118,885	95,345	**281,720**	271,141
Expenses:				
Voyage expense	**45,103**	36,685	**114,501**	104,881
Charter hire expense	**41,980**	28,533	**85,245**	81,913
Vessel operating expenses	**11,332**	9,864	**32,161**	29,760
General and administrative	**2,768**	3,704	**12,161**	12,211
Depreciation and amortization	**4,653**	4,411	**13,521**	13,140
Loss on sale and leaseback of vessels	**-**	-	**-**	860
Total expenses	**105,835**	83,197	**257,589**	242,765
Income from operations	**13,050**	12,148	**24,132**	28,376
Total other income (expense), net	**(2,631)**	(1,751)	**(4,073)**	(5,571)
Net income	**10,419**	10,397	**20,059**	22,805
Income attributable to noncontrolling interests	**(2,097)**	(2,120)	**(4,002)**	(4,430)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 8,322**	$ 8,277	**$ 16,057**	$ 18,375
Adjusted EBITDA [1]	**$ 17,703**	$ 16,559	**$ 37,653**	$ 42,377

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, and when applicable, loss on impairment of vessels and certain non-recurring items.

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SELECTED BALANCE SHEET & CASH FLOW DATA (in thousands) September 30, 2019 December 31, 2018 Current Assets Cash and cash equivalents $ 34,171 $ 53,615 Accounts receivable, net 29,221 28,482 Other current assets 45,000 31,410 Total current assets 108,393 113,506 Restricted cash 2,500 2,500 Fixed assets, including finance lease right of use assets, net 365,968 337,468 7,692 - Total assets$ 484,552 $ 453,475 Current liabilities Accounts payable, accrued expenses and other current liabilities $ 35,975 $ 31,898 Related party debt 1,197 2,878 Current portion long-term debt and finance lease liabilities 31,310 25,493 Other current liabilities 16,219 18,781 Total current liabilties 84,700 79,049 Secured long-term debt and finance lease liabilities, net 152,964 141,059 Total Pangaea Logistics Solutions Ltd. equity 175,874 161,688 Non-controlling interests 71,014 71,679 Total stockholders' equity 246,888 233,367 Total liabilities and stockholders' equity$ 484,552 $ 453,475 Cash flows for the years ended: September 30, 2019 September 30, 2019 Net cash provided by operating activities $ 23,402 $ 27,225 Net cash used in investing activities $ (48,186) $ (15,005) Net cash provided by financing activities $ 5,341 $ 2,514 The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding. 7

TOTAL SHIPPING DAYS 6,000 5,000 4,000 3,461 2,750 3,000 2,645 2,537 2,556 Days 2,220 1,742 1,904 2,000 1,000 1,820 1,886 1,575 1,620 1,638 1,703 1,731 1,718 - Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Owned Days Charter-in Days Capital Efficiency: Leveraged owned fleet by chartering-in market vessels Flexibility: Short-term charters allow us to react quickly and take advantage of arbitrage opportunities 8

PANGAEA TCE v. AVERAGE MARKET TCE $18,000 16% $16,000 24% 30% 32% 21% $2,187 $14,000 49% 15% $2,801 $2,440 68% $12,000 $3,187 $3,355 $1,605 $4,268 $10,000 $4,869 $8,000 $13,728 $6,000 $11,395 $11,559 $10,905 $10,662 $10,373 $4,000 $8,665 $7,160 $2,000 $- Q4 - 2017 Q1 - 2018 Q2 - 2018 Q3 - 2018 Q4 - 2018 Q1-2019 Q2-2019 Q3-2019 Pangaea TCE $12,510 $13,849 $13,728 $13,835 $14,360 $12,029 $12,933 $15,915 Consistently outperforming against average Panamax and Supramax index *Average of the published Panamax and Supramax index net of commission 9

FINANCIAL PERFORMANCE Q4-2017 THROUGH Q3-2019


ADJUSTED EBITDA(1)
20,000,000
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19


TCE (2)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessels, and when applicable, loss on impairment of vessels and certain non-recurring items.
2) **TCE** is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in per-day amounts.

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ADJUSTED EARNINGS PER COMMON SHARE Adjusted EPS total of $0.67 since Q3 2018 Adjusted EPS (1) 0.25 0.20 0.15 0.10 0.05 - Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 (1) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel, gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock. 11